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                                                                    EXHIBIT 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

 As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 2, 1998 included in NS Group, Inc.'s Form 10-K for the year ended September 26, 1998 and our report dated March 3, 1998 included in the NS Group, Inc. Salaried Employees Flexible Compensation Plan's Annual Report on Form 11-K for the year ended September 27, 1997 and to all references to our Firm included in this registration statement.

                                                     /s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio
February 25, 1999